EXHIBIT 99.3

WAMU 05-AR12 Pay Rules

2 Groups of Collateral

Group 1 is 5/1 hybrids
Group 2 is 7/1 hybrids

Subs are crossed into 6 tranches

Group 1 pays the AR to zero and then as follows pro rata
1) To the Class 1A1, 1A2, 1A3, 1A4, 1A5, 1A6, 1A7 sequentially as follows:
a) To the Class 1A1, 1A2 & 1A3 pro rata
b) To the Class 1A4 & 1A5 pro rata
c) To the Class 1A6 & 1A7 pro rata

2) To the Class 1A8

3) To the Class 1A9

Group 2 pay the 2A1 and 2A2 pro rata;

All Classes are net wac coupons based on their respective groups

For Losses ==>
The 1A2 is a super senior and the 1A3 will take any principal losses allocated to the 1A2.
The 1A4 is a super senior and the 1A5 will take any principal losses allocated to the 1A4.
The 1A6 is a super senior and the 1A7 will take any principal losses allocated to the 1A6.
The 1A8 is a super senior and the 1A9 will take any principal losses allocated to the 1A8.
The 2A1 is a super senior and the 2A2 will take any principal losses allocated to the 2A1.